UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2024 (May 9, 2024)

Tredegar Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2024, Tredegar Corporation (“Tredegar”) held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, 30,029,166 shares of Tredegar’s common stock were represented in person or by proxy and a quorum was present. The results of the Meeting were as follows:

Proposal 1 - Election of Directors

Nominees	For	Against	Abstain	Broker Non-Vote
George C. Freeman, III	13,858,509	12,822,269	17,219	3,331,169
Kenneth R. Newsome	17,515,876	9,165,303	16,819	3,331,168
Gregory A. Pratt	17,497,260	9,120,247	80,490	3,331,169
Thomas G. Snead, Jr.	18,143,671	8,533,588	20,739	3,331,168
John M. Steitz	17,986,456	8,643,607	67,934	3,331,169
Carl E. Tack, III	23,920,007	1,555,785	1,222,205	3,331,169

All directors were duly elected.

Proposal 2 - Advisory Vote Approving Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,178,738	10,439,856	79,402	3,331,170

The proposal was approved on a non-binding advisory basis.

Proposal 3 - The Ratification of the Appointment of KPMG LLP as Tredegar’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,407,697	6,241,231	380,238	-0-

The appointment of KPMG LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: May 15, 2024	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Vice President, General Counsel and Corporate Secretary